SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 9, 2013

NANOVIRICIDES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-1379006	76-0674577
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

135 Wood Street, Suite 205 West Haven, Connecticut		06516
(Address of Principal Executive Offices)		(Zip Code)

(203) 937-6137
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 9, 2013, NanoViricides Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Agreement”) with certain purchasers (the “Purchasers”), relating to the offering and sale (the “Offering”) of units (“Units”) at the aggregate purchase price of $3.50 (“Purchase Price”) per Unit, consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and a warrant to purchase one share of Common Stock (“Warrant”), issuable upon exercise of the Warrant at the exercise price of $5.25 per share (the “Warrant Shares”, collectively with the Units, Common Stock and Warrant, the “Securities”) The Warrants are exercisable immediately and expire five years after issuance.

On September 12, 2013, the Company and the Purchasers consummated the purchase and sale of the Securities (the “Closing”), and the Company raised gross proceeds of $10,308,996 before estimated expenses of the Offering of approximately $668,540, which includes placement agent and attorneys’ fees.

The Agreement contains representations and warranties and covenants for each party, which must be true and have been performed at Closing. Additionally, the Company has agreed to indemnify and hold harmless the Purchasers and their related parties against certain liabilities in connection with the issuance and sale of the Securities under the Agreement.

The Offering is made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-184626), which was declared effective by the Securities and Exchange Commission on December 21, 2012. The Company, pursuant to Rule 424(b) under the Securities Act of 1933, has filed with the Securities and Exchange Commission a prospectus supplement relating to the Offering.

In connection with the Offering, pursuant to a Placement Agency Agreement dated September 9, 2013 among Midtown Partners & Co., LLC and Chardan Capital Markets, LLC (collectively, the “Placement Agents”), the Company paid the Placement Agents an aggregate cash fee representing 6% (3% each) of the gross Purchase Price paid by the Purchasers and warrants to purchase an aggregate of 2% (1% each) of the number of shares of Common Stock sold in the Offering (the “Compensation Warrants”) representing two percent of the Shares and substantially similar to the Warrants, at an exercise price equal to $5.25 per share. The Compensation Warrants will otherwise comply with FINRA Rule 5110(g)(1) in that for a period of six months after the issuance date of the Compensation Warrants, neither the Compensation Warrants nor any warrant shares issued upon exercise of the compensation warrants shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the Closing.

The foregoing is only a summary of the material terms of the Agreement and the Placement Agency Agreement. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing descriptions of the Placement Agency Agreement, the Securities Purchase Agreement and the Form of Warrant are qualified in their entirety by reference to the Placement Agency Agreement, the Securities Purchase Agreement and the Form of Warrant which are filed as Exhibit 1.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

This Current Report on Form 8-K contains forward-looking statements that involve risk and uncertainties. The risks and uncertainties involved include the substantial dilution to current stockholders as a result of the purchase price discount offered to the Purchasers, and the market overhang of shares available for sale that may develop as a result of the subsequent sale by the Purchasers of the shares of Common Stock underlying the Warrants and other shares it may acquire under the Agreement, as well as other risks detailed from time to time in the Company’s periodic filings with the Securities and Exchange Commission.

Item 9.01 Financial Statement and Exhibits.

Exhibit Number	Description

1.1	Placement Agency Agreement, dated September 9 , 2013, by and between NanoViricides, Inc. and Midtown Partners & Co., LLC and Chardan Capital Markets, LLC, as placement agents

10.1	Securities Purchase Agreement dated September 9, 2013 by and between NanoViricides, Inc. and certain purchasers

10.2	Form of Common Stock Purchase Warrant

99.1	Press Release dated September 10, 2013

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

NANOVIRICIDES, INC.

Date: September 13, 2013	By:	/s/ Eugene Seymour, MD
Name: Eugene Seymour Title: Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description

1.1	Placement Agency Agreement, dated September 9, 2013, by and between NanoViricides, Inc. and Midtown Partners & Co., LLC and Chardan Capital Markets, LLC, as placement agents

10.1	Securities Purchase Agreement dated September 9, 2013 by and between NanoViricides, Inc. and certain purchasers

10.2	Form of Common Stock Purchase Warrant

99.1	Press Release September 10, 2013